Exhibit 99.1

Perella Weinberg Partners Reports Second Quarter 2021 Results

•	Second Quarter 2021 Revenues of $255.5 Million, Up 123% from the Same Period of 2020; First Half 2021 Revenues of $425.3 Million, Up 105% from the Same Period of 2020

•

GAAP Operating Income Margin of 19.4% for the Second Quarter 2021 and 18.2% for the First Half 2021; Adjusted Operating Income Margin of 24.5% for the Second Quarter 2021 and 23.2% for the First Half 2021

•

GAAP Net Income of $9.0 Million for the Second Quarter and $31.5 Million for the First Half 2021; Adjusted Net Income of $61.7 Million for the Second Quarter 2021 and $93.2 Million for the First Half 2021

•	Year-to-Date have Added Three Partners from Internal Promotions and Another Six have Joined or Agreed to Join the Firm in 2021, Further Strengthening Client Coverage Across Industries and Geographies

•	Closed Business Combination with FinTech Acquisition Corp. IV (“FTIV”) on June 24, 2021 (the “Business Combination”)

•	As of August 12, 2021, Firm Listing Upgraded to NASDAQ Global Select Market Tier

•	Firm Exercised Contractual Repurchase Right of 1 Million Shares of Class A Common Stock Owned by FTIV’s Sponsor at $12 Per Share

•	No Outstanding Indebtedness; Maintains Strong Balance Sheet

•	Declared Quarterly Dividend of $0.07 Per Share

NEW YORK, NY, August 12, 2021 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the second quarter ended June 30, 2021. The Firm reported record quarterly revenues of $255.5 million for the three months ended June 30, 2021, compared with $114.6 million for the three months ended June 30, 2020. GAAP net income and adjusted net income were $9.0 million and $61.7 million, respectively, for the three months ended June 30, 2021, compared with GAAP net loss of ($22.1) million and adjusted net income of $1.5 million for the three months ended June 30, 2020. GAAP diluted earnings per Class A share was ($0.32) for the three months ended June 30, 2021.

First half 2021 revenues were a record $425.3 million, compared with $207.0 million for the first half of 2020. GAAP net income and adjusted net income were $31.5 million and $93.2 million for the six months ended June 30, 2021, respectively, compared with GAAP net loss of ($26.2) million and adjusted net income of $6.2 million for the six months ended June 30, 2020, respectively. GAAP diluted earnings per Class A share was ($0.32) for the six months ended June 30, 2021. All net income prior to the closing of the Business Combination on June 24, 2021 is allocated to GAAP net income attributable to non-controlling interests and excluded from the earnings per share calculation.

“PWP delivered record results in the second quarter of 2021 as demand for advisory services remains elevated across our business. We continue to see high levels of activity across all service lines, sectors, and geographies driven by a further expansion of client coverage and a deepening of relationships, supported by our dedicated and collaborative team. In the quarter, PWP completed its transition to a public company, an important milestone in our firm’s 15-year history, and one which will help support future growth and development opportunities. We remain committed to providing trusted and high quality strategic and financial advice to our clients and delivering long-term value to our shareholders,” stated Peter Weinberg, Chief Executive Officer.

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)

(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		As Adjusted
	Three Months Ended June 30,
	2021	2020	2021	2020
Revenues	$255,520	$114,601	$255,520	$114,601
Operating expenses:
Total compensation and benefits	171,469	92,433	162,931	86,253
Non-compensation expenses	34,565	42,869	29,978	26,393

Operating income (loss)	49,486	(20,701)	62,611	1,955
Total non-operating income (expenses)	(39,965)	(592)	(527)	390

Income (loss) before provision for income taxes	9,521	(21,293)	62,084	2,345
Income tax benefit (expense)	(521)	(834)	(370)	(834)

Net income (loss)	$9,000	$(22,127)	$61,714	$1,511

Net income (loss) attributable to non-controlling interests	21,499

Net income (loss) attributable to Perella Weinberg Partners	$(12,499)

Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$(0.29)
Diluted (2)	$(0.32)		NM
Weighted-average shares Class A common stock outstanding (1)
Basic	42,956,667
Diluted	94,013,583

(1)

Represents net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from June 24, 2021 through June 30, 2021, the period following the Business Combination.

(2)

Adjusted net income (loss) per share - diluted for the period ending June 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share which is only reflective of the six days of income after the Business Combination on June 24, 2021.

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)

(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		As Adjusted
	Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$425,322	$206,997	$425,322	$206,997
Operating expenses:
Total compensation and benefits	287,096	157,129	272,236	144,765
Non-compensation expenses	60,696	74,164	54,464	56,043

Operating income (loss)	77,530	(24,296)	98,622	6,189
Total non-operating income (expenses)	(43,478)	(349)	(3,006)	1,594

Income (loss) before provision for income taxes	34,052	(24,645)	95,616	7,783
Income tax benefit (expense)	(2,545)	(1,544)	(2,394)	(1,544)

Net income (loss)	$31,507	$(26,189)	$93,222	$6,239

Net income (loss) attributable to non-controlling interests	44,006

Net income (loss) attributable to Perella Weinberg Partners	$(12,499)

Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$(0.29)
Diluted (2)	$(0.32)		NM
Weighted-average shares Class A common stock outstanding (1)
Basic	42,956,667
Diluted	94,013,583

(1)

Represents net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from June 24, 2021 through June 30, 2021, the period following the Business Combination.

(2)

Adjusted net income (loss) per share - diluted for the period ending June 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share which is only reflective of the six days of income after the Business Combination on June 24, 2021.

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For the second quarter 2021, revenues were a record $255.5 million, an increase of 123% from $114.6 million for the second quarter 2020. For the first half 2021, revenues were a record $425.3 million, an increase of 105% from $207.0 million for the first half 2020. The year-over-year growth, for both the second quarter and first half 2021, reflects a significant expansion of activity across substantially all industry groups, geographies, and product areas, particularly in mergers and acquisitions advice. The increase in revenues can be attributed to both an increase in the number of advisory transaction completions and the average fee size per client as compared to the same periods in 2020.

Expenses

	U.S. GAAP		As Adjusted
	Three Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Operating Expenses:
Total compensation and benefits	$171,469	$92,433	$162,931	$86,253
% of Revenues	67%	81%	64%	75%
Non-compensation expenses	$34,565	$42,869	$29,978	$26,393
% of Revenues	14%	37%	12%	23%

GAAP total compensation and benefits were $171.5 million for the second quarter of 2021, compared to $92.4 million for the second quarter of 2020. Adjusted total compensation and benefits were $162.9 million for the second quarter of 2021 as compared to $86.3 million for the same period a year ago. The increase in both the GAAP total compensation and benefits and the adjusted total compensation and benefits in the second quarter of 2021 was due to a larger bonus accrual associated with the increase in revenues despite a lower compensation margin compared to 2020 when we operated as a private partnership. Our GAAP compensation expense includes equity-based compensation expense related to amortization of certain partnership units which has no economic impact on PWP and therefore has been allocated to non-controlling interests.

GAAP non-compensation expenses were $34.6 million for the second quarter of 2021, compared with $42.9 million for the prior year. Adjusted non-compensation expenses were $30.0 million for the second quarter of 2021, compared with $26.4 million for the same period a year ago. The decrease experienced in GAAP non-compensation expenses is a result of elevated professional fees in the second quarter of 2020 related to the write-off of previously deferred offering costs of $14.8 million that were expensed due to termination of an IPO process in May of 2020. The increase in non-compensation expenses on an adjusted basis was primarily driven by an increase in professional fees related to recruiting and co-advisory fees and technology expense as well as some increase in travel and entertainment related expenses as business travel resumes.

The Firm incurred a one-time charge of $39.4 million associated with the extinguishment of its debt which related to the Business Combination capital structure and the Business Combination itself, respectively. This non-recurring expense was allocated to the non-operating income line item in the GAAP financial statement, and it is not reflected in adjusted results.

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		As Adjusted
	Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Operating Expenses:
Total compensation and benefits	$287,096	$157,129	$272,236	$144,765
% of Revenues	68%	76%	64%	70%
Non-compensation expenses	$60,696	$74,164	$54,464	$56,043
% of Revenues	14%	36%	13%	27%

GAAP total compensation and benefits were $287.1 million for the first half of 2021, compared to $157.1 million for the first half of 2020. Adjusted total compensation and benefits were $272.2 million for the first half of 2021 as compared to $144.8 million for the same period a year ago. The increase in both the GAAP total compensation and benefits and the adjusted total compensation and benefits in the first half of 2021 was due to a larger bonus accrual associated with the increase in revenues despite a lower compensation margin compared to 2020 when we operated as a private partnership.

GAAP non-compensation expenses were $60.7 million for the first half of 2021, compared with $74.2 million for the prior year. Adjusted non-compensation expenses were $54.5 million for the first half of 2021, compared with $56.0 million for the same period a year ago. The decrease experienced in GAAP non-compensation expenses is a result of elevated professional fees in the second quarter of 2020 related to the write-off of previously deferred offering costs of $14.8 million that were expensed due to termination of an IPO process in May of 2020. The decline in adjusted non-compensation expenses was primarily driven by lower travel and entertainment and lower general, administrative and other expenses in the first half of 2021 relative to the first half of 2020 due mainly to the COVID-19 pandemic and a related decrease in conferences and seminars and office related expenses, partially offset by an increase in professional fees related to co-advisory fees and recruiting.

Provision for Income Taxes

Prior to the close of the Business Combination on June 24, 2021, all of our operating income and taxes relating to income were derived from the predecessor PWP entity. Pre-transaction income has been allocated to non-controlling interest. Corporate taxes have been applied to PWP’s GAAP financials post-transaction close and only with respect to the public company’s share of allocated income from PWP Holdings LP (“PWP OpCo”).

Balance Sheet and Capital Management

As of June 30, 2021, PWP had $349.7 million of cash and cash equivalents. In connection with the closing of the Business Combination with FTIV, the Firm repaid all outstanding indebtedness and has an undrawn revolving credit facility.

The Board of Directors of PWP has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on September 21, 2021 to Class A common stockholders of record on September 3, 2021.

The Firm repurchased 1 million shares of Class A Common Stock pursuant to a contractual repurchase right with the sponsor of FTIV at $12.00 per share for a total of $12 million.

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, August 12, 2021 at 8:30 am ET to discuss PWP’s financial results for the second quarter ended June 30, 2021.

The conference call will be made available in the Investors section of PWP’s website at https://investors.pwpartners.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.

The conference call can also be accessed by the following dial-in information:

•	1- 855-327-6837 (Domestic)

•	1- 631-891-4304 (International)

•	Conference ID: 10015937

Replay

A replay of the call will also be available on PWP’s website approximately two hours after the live call through August 26, 2021. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 10015937. The replay can also be accessed on the investors section of PWP’s website at https://investors.pwpartners.com/.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

About PWP

Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutional asset managers, governments, sovereign wealth funds and family offices. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With more than 580 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	the projected financial information, anticipated growth rate, and market opportunity of the Firm;

•	the ability to maintain the listing of the Firm’s Class A common stock and warrants on Nasdaq following the Business Combination;

•	our public securities’ potential liquidity and trading;

•	our success in retaining or recruiting partners and other employees, or changes related to, our officers, key employees or directors following the completion of the Business Combination;

•	members of our management team allocating their time to other businesses and potentially having conflicts of interest with our business;

•	factors relating to the business, operations and financial performance of the Firm, including:

•	whether the Firm realizes all or any of the anticipated benefits from the Business Combination;

•	whether the Business Combination results in any increased or unforeseen costs or has an impact on the Firm’s ability to retain or compete for professional talent or investor capital;

•

global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing rapid, worldwide spread of a novel strain of coronavirus and the pandemic caused thereby (collectively, “COVID-19”);

•	the Firm’s dependence on and ability to retain working partners and other key employees;

•	the Firm’s ability to successfully identify, recruit and develop talent;

•	risks associated with strategic transactions, such as joint ventures, strategic investments, acquisitions and dispositions;

•	conditions impacting the corporate advisory industry;

•	the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;

•	the high volatility of the Firm’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

•	the ability of the Firm’s clients to pay for its services, including its restructuring clients;

•

the Firm’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Firm’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;

•	strong competition from other financial advisory and investment banking firms;

•	potential impairment of goodwill and other intangible assets, which represent a significant portion of the Firm’s assets;

•	the Firm’s successful formulation and execution of its business and growth strategies;

•	the outcome of third-party litigation involving the Firm;

•	substantial litigation risks in the financial services industry;

•	cybersecurity and other operational risks;

•	the Firm’s ability to expand into new markets and lines of businesses for the advisory business;

•	exposure to fluctuations in foreign currency exchange rates;

•	assumptions relating to the Firm’s operations, financial results, financial condition, business prospects, growth strategy and liquidity;

•

extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and

•	the impact of the global COVID-19 pandemic on any of the foregoing risks.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Firm. There can be no assurance that future developments affecting the Firm will be those that the Firm has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Firm’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Current Report on Form 8-K filed with the SEC on June 30, 2021 and the other documents filed by the Company from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Firm undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

For Perella Weinberg Partners Investor Relations: investors@pwpartners.com

For Perella Weinberg Partners Media: media@pwpartners.com

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$255,520	$114,601	$425,322	$206,997
Expenses
Compensation and benefits	164,404	86,254	273,874	144,765
Equity-based compensation	7,065	6,179	13,222	12,364

Total compensation and benefits	171,469	92,433	287,096	157,129
Professional fees	12,220	22,341	17,948	28,363
Technology and infrastructure	7,141	6,027	14,097	13,238
Rent and occupancy	6,593	6,849	13,295	13,818
Travel and related expenses	1,215	392	1,876	4,590
General, administrative and other expenses	3,674	3,427	5,878	6,361
Depreciation and amortization	3,722	3,833	7,602	7,794

Total expenses	206,034	135,302	347,792	231,293

Operating income (loss)	49,486	(20,701)	77,530	(24,296)
Non-operating income (expenses)
Related party income	1,565	2,402	3,774	4,771
Other income (expense)	526	1,002	(1,328)	2,850
Change in fair value of warrant liabilities	948	—	948	—
Loss on debt extinguishment	(39,408)	—	(39,408)	—
Interest expense	(3,596)	(3,996)	(7,464)	(7,970)

Total non-operating income (expenses)	(39,965)	(592)	(43,478)	(349)

Income (loss) before income taxes	9,521	(21,293)	34,052	(24,645)
Income tax benefit (expense)	(521)	(834)	(2,545)	(1,544)

Net income (loss)	$9,000	$(22,127)	$31,507	$(26,189)

Less: Net income (loss) attributable to non-controlling interests	21,499		44,006

Net income (loss) attributable to Perella Weinberg Partners	$(12,499)		$(12,499)

Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$(0.29)		$(0.29)
Diluted	$(0.32)		$(0.32)
Weighted-average shares of Class A common stock outstanding (1)
Basic	42,956,667		42,956,667
Diluted	94,013,583		94,013,583

(1)

Represents net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from June 24, 2021 through June 30, 2021, the period following the Business Combination.

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)

(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total compensation and benefits - GAAP	$171,469	$92,433	$287,096	$157,129
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	(7,065)	(6,180)	(13,222)	(12,364)
Public company transaction related incentives (2)	(1,473)	—	(1,638)	—

Adjusted total compensation and benefits	$162,931	$86,253	$272,236	$144,765

Non-compensation expense - GAAP	$34,565	$42,869	$60,696	$74,164
TPH business combination related expenses (3)	(1,645)	(1,645)	(3,290)	(3,290)
Delayed offering cost expense (4)	—	(14,831)	—	(14,831)
FTIV Business combination transaction expenses (5)	(2,942)	—	(2,942)	—

Adjusted non-compensation expense (6)	$29,978	$26,393	$54,464	$56,043

Operating income (loss) - GAAP	$49,486	$(20,701)	$77,530	$(24,296)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	7,065	6,180	13,222	12,364
Public company transaction related incentives (2)	1,473	—	1,638	—
TPH business combination related expenses (3)	1,645	1,645	3,290	3,290
Delayed offering cost expense (4)	—	14,831	—	14,831
FTIV business combination transaction expenses (5)	2,942	—	2,942	—

Adjusted operating income (loss)	$62,611	$1,955	$98,622	$6,189

Non-operating income/(expense) - GAAP	$(39,965)	$(592)	$(43,478)	$(349)
Change in fair value of warrant liabilities (7)	(948)	—	(948)	—
Loss on debt extinguishment (8)	39,408	—	39,408	—
Amortization of debt costs (9)	978	982	2,012	1,943

Adjusted non-operating income/(expense)	$(527)	$390	$(3,006)	$1,594

Income (loss) before income taxes - GAAP	$9,521	$(21,293)	$34,052	$(24,645)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	7,065	6,180	13,222	12,364
Public company transaction related incentives (2)	1,473	—	1,638	—
TPH business combination related expenses (3)	1,645	1,645	3,290	3,290
Delayed offering cost expense (4)	—	14,831	—	14,831
FTIV business combination transaction expenses (5)	2,942	—	2,942	—
Change in fair value of warrant liabilities (7)	(948)	—	(948)	—
Loss on debt extinguishment (8)	39,408	—	39,408	—
Amortization of debt costs (9)	978	982	2,012	1,943

Adjusted income (loss) before income taxes	$62,084	$2,345	$95,616	$7,783

Income tax benefit (expense) - GAAP	$(521)	$(834)	$(2,545)	$(1,544)
Tax impact of non-GAAP adjustments (10)	151	—	151	—

Adjusted income tax benefit (expense)	$(370)	$(834)	$(2,394)	$(1,544)

Net income (loss) - GAAP	$9,000	$(22,127)	$31,507	$(26,189)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	7,065	6,180	13,222	12,364
Public company transaction related incentives (2)	1,473	—	1,638	—
TPH business combination related expenses (3)	1,645	1,645	3,290	3,290
Delayed offering cost expense (4)	—	14,831	—	14,831
FTIV business combination transaction expenses (5)	2,942	—	2,942	—
Change in fair value of warrant liabilities (7)	(948)	—	(948)	—
Loss on debt extinguishment (8)	39,408	—	39,408	—
Amortization of debt costs (9)	978	982	2,012	1,943
Tax impact of Non-GAAP adjustments (10)	151	—	151	—

Adjusted net income (loss)	$61,714	$1,511	$93,222	$6,239

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Less: Adjusted income tax benefit (expense) (11)	NM	NM

Add: If-converted tax impact (11)	NM	NM

Adjusted if-converted net income (loss)	$61,714	$93,222

Adjusted net income (loss) per Class A share – diluted (12)	NM	NM

Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)

Equity-based compensation not dilutive to investors in PWP or PWP OpCo includes amortization of legacy awards granted to certain partners prior to the Business Combination and PWP Professional Partners LP (“Professional Partners”) ACU and VCU awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners.

(2)

Public company transaction related incentives represents discretionary bonus payments directly related to milestone events that are part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)

On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. TPH business combination related expenses include intangible asset amortization associated with the acquisition.

(4)	Previously deferred offering costs that were expensed due to termination of a public company transaction process in May of 2020.
(5)	Transaction costs that were expensed associated with the Business Combination.
(6)	See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense - GAAP as well as Adjusted non-compensation expense.
(7)	Change in fair value of warrant liabilities is non-cash and we believe not indicative of our core performance.
(8)	Loss on debt extinguishment resulted from the pay off of the 7.0% Subordinated Unsecured Convertible Notes due 2026 in conjunction with the Business Combination
(9)	Amortization of debt costs is composed of the amortization of debt discounts and issuance costs which is included in interest expense.
(10)	Represents income tax impact of the adjustments shown to these GAAP financial statement line items.
(11)

No tax adjustment was made to reflect the exchange of partnership units for shares of PWP’s Class A common stock for the period after the Business Combination as it is considered not meaningful for this six day period.

(12)

Adjusted net income (loss) per Class A share - diluted for the periods ended June 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share which is only reflective of the six days of income after the Business Combination on June 24, 2021.

*

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)

(Dollars in Thousands)

	Three Months Ended June 30, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$12,220	$(2,942)	(1)	$9,278
Technology and infrastructure	7,141	—		7,141
Rent and occupancy	6,593	—		6,593
Travel and related expenses	1,215	—		1,215
General, administrative and other expenses	3,674	—		3,674
Depreciation and amortization	3,722	(1,645)	(2)	2,077

Non-compensation expense	$34,565	$(4,587)		$29,978

	Three Months Ended June 30, 2020
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$22,341	$(14,831)	(3)	$7,510
Technology and infrastructure	6,027	—		6,027
Rent and occupancy	6,849	—		6,849
Travel and related expenses	392	—		392
General, administrative and other expenses	3,427	—		3,427
Depreciation and amortization	3,833	(1,645)	(2)	2,188

Non-compensation expense	$42,869	$(16,476)		$26,393

	Six Months Ended June 30, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$17,948	$(2,942)	(1)	$15,006
Technology and infrastructure	14,097	—		14,097
Rent and occupancy	13,295	—		13,295
Travel and related expenses	1,876	—		1,876
General, administrative and other expenses	5,878	—		5,878
Depreciation and amortization	7,602	(3,290)	(2)	4,312

Non-compensation expense	$60,696	$(6,232)		$54,464

	Six Months Ended June 30, 2020
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$28,363	$(14,831)	(3)	$13,532
Technology and infrastructure	13,238	—		13,238
Rent and occupancy	13,818	—		13,818
Travel and related expenses	4,590	—		4,590
General, administrative and other expenses	6,361	—		6,361
Depreciation and amortization	7,794	(3,290)	(2)	4,504

Non-compensation expense	$74,164	$(18,121)		$56,043

(1)	Reflects an adjustment to exclude transaction costs associated with the FTIV Business Combination.
(2)	Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.
(3)	Reflects an adjustment to exclude previously deferred offering costs that were expensed due to termination of the public company transaction process in May of 2020.